IRA BELSKY

LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of James B. Rafferty and Sandra C. Major, each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of, and in the name, place and stead of, the undersigned to:

(1) prepare, execute, acknowledge, deliver and file Form ID and

Forms 3, 4 and 5 (including any amendments thereto) with respect to the securities of AEP Industries Inc., a Delaware corporation (the

"Company"), with the United States Securities and Exchange

Commission, any national securities exchanges, Nasdaq and

the Company, as considered necessary or advisable under

Section 16(a) of the Securities Exchange Act of 1934 and the

rules and regulations promulgated thereunder, as amended

from time to time (the "Exchange Act"):

(2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of

information; and

(3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by either such

attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosures as such attorney-in-fact, in his or her discretion,

deems necessary or desirable;

(3) neither the Company nor either such attorneys-in-fact assumes

(i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements,

or (iii) any obligation or liability of the undersigned for

profit disgorgement under Section 16(b) of the Exchange Act; and

(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or

appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do it present hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this

Power of Attorney to be executed this 26TH day of October, 2006.

s/Ira Belsky

Ira Belsky

STATE OF NEW JERSEY)

COUNTY OF BERGEN)

On this 7th day of June, 2011, Ira Belsky, personally

appeared before  me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand

and official seal.

s/James Bernard Rafferty

Notary Public

My Commission Expires:  February 22, 2012